Exhibit 10.5

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST AND SECURITY AGREEMENT
(With Collateral Assignment of Rents)

THE STATE OF TEXAS	§
§
COUNTY OF ECTOR	§

INTRODUCTION

This instrument (“Deed of Trust”) is a deed of trust from:

Mortgagor Name(s):	TEXAS CRITICAL DATA CENTERS LLC
Address(es):	4501 Santa Rosa Drive Midland, Texas 79707

(called the “Mortgagor”, “Debtor” and “Assignor”, whether one or more) to:

Trustee Name:	Douglas A. Yeager
Address:	845 Texas Avenue, 25th Floor
Houston, TX 77002

as trustee (called the “Trustee”), for the use and benefit of:

Mortgagee Name:	SHARONAI INC.
Address:	745 Fifth Avenue, Suite 500
New York, NY 10151

(called the “Mortgagee”, “Secured Party” and “Assignee”), a security agreement between Debtor and Secured Party and a collateral assignment of rents from Assignor to Assignee.

W I T N E S S E T H:

ARTICLE 1
IDENTIFICATION OF THE MORTGAGED PROPERTY AND ITS CONVEYANCE TO THE TRUSTEE

Section 1.1 Mortgagor’s Conveyance of the Mortgaged Property to the Trustee to Secure the Debt. To secure payment of principal, lawful interest and other elements of the Debt described and defined in Article 2, in consideration of the uses and trusts (the “Trust”) established and continued by this Deed of Trust and in consideration of $10 and other valuable consideration paid before delivery of this Deed of Trust by each of Trustee and Mortgagee to Mortgagor, who hereby acknowledges its receipt and that it is reasonably equivalent value for this Deed of Trust and all other security and rights given by Mortgagor, Mortgagor hereby Grants, Sells, Conveys, Transfers, Assigns, Sets Over, Confirms and Delivers unto the Trustee and to his successors or substitutes in the Trust, the following property (collectively, the “Mortgaged Property”):

(a) Real Property. All of the real estate and premises described or referred to on Exhibit A-1, together with (i) all of Mortgagor’s estate, right, title and interest in and to all easements and rights-of-way for utilities, ingress or egress to or from said property and (ii) all interests of Mortgagor in and to all streets, rights-of-way, alleys or strips of land adjoining said property (collectively, the “Real Property”).

(b) Buildings and Improvements. All existing and all future buildings on the Real Property and other improvements to it, all of which Mortgagor and Mortgagee hereby irrevocably declare to be real estate and part of the Real Property, including all water, sewage and drainage facilities, wells, treatment plants, supply, collection and distribution systems, paving, landscaping and other improvements (collectively, the “Improvements”).

(c) Fixtures, Equipment and Supplies. Mortgagor’s right, title and interest in all fixtures, equipment and supplies (the “Fixtures and Equipment”) now or hereafter attached to, used, intended or acquired for use for, or in connection with, the construction, maintenance, operation or repair of the Real Property or Improvements, or for the present or future replacement or replenishment of used portions of it, and all related parts, filters and supplies, including, but not limited to, all heating, lighting, cooling, ventilating, air conditioning, environment control, refrigeration, plumbing, incinerating, water-heating, cooking, pollution control, gas, electric, solar, nuclear, computing, monitoring, measuring, controlling, distributing and other equipment and fixtures, and all renewals and replacements of them, all substitutions for them and all additions and accessions to them, all of which Mortgagor and Mortgagee hereby also irrevocably declare to be real estate and part of the Real Property.

(d) Leases and Rental. All Leases and Rental (as such terms are defined in Section 9.1 below).

(e) Utilities. All wastewater, fresh water and other utilities capacity and facilities (the “Utilities Capacity”) available or allocable to the Real Property and Improvements or dedicated to or reserved for them pursuant to any system, program, contract or other arrangement with any public or private utility, and all related or incidental licenses, rights and interests, whether considered to be real, personal or mixed property, including the right and authority to transfer or relinquish any or all such rights and the right to any credit, refund, reimbursement or rebate for utilities facilities construction or installation or for any reservation fee, standby fee or capital recovery charge promised, provided or paid for by Mortgagor or any of Mortgagor’s predecessors or Affiliates (defined below), to the full extent now allocated or allocable to the Real Property or Improvements, plus all additional Utilities Capacity, if any, not dedicated or reserved to the Real Property or Improvements but which is now or hereafter owned or controlled by Mortgagor or by anyone (an “Affiliate”, whether a natural person or an entity) who directly or through one or more intermediaries controls, is controlled by or is under common control with Mortgagor, to the full extent that such additional Utilities Capacity is necessary to allow development, marketing and use of the Real Property or Improvements for their highest and best use.

(f) After-acquired Property. All estate, right, title and interest acquired by Mortgagor in or to the Real Property, Improvements, Fixtures and Equipment, Leases, Rental and Utilities Capacity after execution of this Deed of Trust.

(g) Appurtenances. Any and all rights and appurtenances (the “Appurtenances”) belonging, incident or appertaining to the Real Property, Improvements, Fixtures and Equipment, Leases, Rental or Utilities Capacity or any part of them.

(h) Oil and Gas. Mortgagor’s right, title and interest in all existing and future minerals, oil, gas and other hydrocarbon substances in, upon, under or through the Real Property.

(i) Reversions and Remainders. Any and all rights and estates in reversion or remainder to the Real Property, Improvements, Fixtures and Equipment, Leases, Rental, Utilities Capacity or Appurtenances or any part of them.

(j) Contractual Rights. All contracts (including contracts for the sale or exchange of all or any portion of the Real Property or the Improvements), franchises, licenses and permits whether executed, granted or issued by a private person or entity or a governmental or quasi-governmental agency, which are directly or indirectly related to or connected with the development or sale of the Real Property or the Improvements, whether now or at any time hereafter existing, and all amendments and supplements thereto and renewals and extensions thereof at any time made, and all rebates, refunds, escrow accounts and funds, or deposits and all other sums due or to become due under and pursuant thereto and all powers, privileges, options and Mortgagor’s other benefits thereunder.

(k) Other Estates and Interests. All other estates, easements, interests, licenses, rights, titles, powers or privileges of every kind and character which Mortgagor now has, or at any time hereafter acquires, in and to any of the foregoing, including the proceeds from condemnation, or threatened condemnation, and the proceeds of any and all insurance covering any part of the foregoing; and all related parts, accessions and accessories to any of the foregoing and all replacements or substitutions therefor, as well as all other Improvements, Fixtures and Equipment, Leases, Rental, Utilities Capacity and Appurtenances now or hereafter placed thereon or accruing thereto.

(l) Additional Real Property. Mortgagor has entered into that certain Contract to Purchase dated November 21, 2025, between Odessa Industrial Development Corporation d/b/a Grow Odessa, as seller, and Mortgagor, as buyer, pursuant to which Mortgagor has the right to acquire that certain real property described in Exhibit A-2 attached hereto (the “Additional Real Property”). Mortgagor agrees that in the event Mortgagor acquires title to the Additional Real Property, or any part thereof, the title acquired by Mortgagor shall automatically (and without need for notice to, or execution of any further instruments by, Mortgagor or any other person or entity) be subject to all of the terms and provisions of this Deed of Trust. Mortgagor agrees to notify Mortgagee promptly upon its acquisition of the Additional Real Property, or any part thereof, and, upon Mortgagee’s request, to execute and deliver to Mortgagee a Deed of Trust and Security Agreement (With Collateral Assignment of Rents) in the form hereof covering and affecting the Additional Real Property, which will be recorded in the Official Public Records of Real Property of Ector County, Texas.

Section 1.2 Habendum and Title Warranty. TO HAVE AND TO HOLD the Mortgaged Property, together with every right, privilege, hereditament and appurtenance belonging or appertaining to it, unto the Trustee, his successors or substitutes in the Trust and his or their assigns, forever. Mortgagor represents that Mortgagor is the lawful owner of the Mortgaged Property with good right and authority to mortgage and convey it, and that the Mortgaged Property is free and clear of all liens, claims and encumbrances except only those expressly set forth in a mortgagee policy of title insurance issued in favor of Mortgagee relating to this Deed of Trust or otherwise expressly approved by Mortgagee in writing. Mortgagor hereby binds Mortgagor and Mortgagor’s successors and assigns to forever WARRANT and DEFEND the Mortgaged Property and every part of it unto the Trustee, his successors or substitutes in the Trust, and his or their assigns, against the claims and demands of every person whomsoever lawfully claiming or to claim it or any part of it (such warranty to supersede any provision contained in this Deed of Trust limiting the liability of Mortgagor).

ARTICLE 2
THE DEBT SECURED

Section 2.1 Conveyance in Trust to Secure Designated Obligations. This conveyance to the Trustee is in trust to secure all of the following present and future debt and obligations:

(a) Note. All indebtedness now or hereafter evidenced and to be evidenced by (i) that certain Senior Secured Convertible Promissory Note dated concurrently herewith in the face amount of Fifty Million Dollars ($50,000,000), bearing interest at the rate or rates therein stated, principal and interest payable to the order of Mortgagee on the dates therein stated, with final payment due on June 30, 2026, executed by New Era Energy & Digital, Inc., a Nevada corporation (“Borrower”), and (ii) any and all past, concurrent or future modifications, extensions, renewals, rearrangements, replacements and increases of such note (collectively, the “Note”); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Note or, if not defined in the note, shall have the meanings assigned to such terms in the Security Agreement referred to therein.

(b) Guaranty. All obligations and indebtedness of Mortgagor now or hereafter created or incurred under that certain Guaranty dated concurrently herewith from Mortgagor for the benefit of Mortgagee, as the same may be amended, supplemented, restated or replaced from time to time (collectively, the “Guaranty”).

(c) Other Specified Obligations. All other obligations, if any, described or referred to in any other place in this Deed of Trust.

(d) Advances and Other Obligations Pursuant to this Deed of Trust’s Provisions. Any and all sums and the interest which accrues on them as provided in this Deed of Trust which Mortgagee may advance or which Mortgagor may owe Mortgagee pursuant to this Deed of Trust on account of Mortgagor’s failure to keep, observe or perform any of Mortgagor’s covenants under this Deed of Trust.

(e) Obligations under Credit Documents. All present and future debts and obligations under or pursuant to (1) any papers (“Credit Documents”) now or in the future governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the debt evidenced by the Note or the Guaranty or (2) all supplements, amendments, restatements, renewals, extensions, rearrangements, increases, expansions or replacements of them.

Section 2.2 Debt Defined. The term “Debt” means and includes every Note and all other debt and obligations described or referred to in Section 2.1. The Debt includes interest and other obligations accruing or arising after (a) commencement of any case under any bankruptcy or similar laws by or against Mortgagor or any other Obligor or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable and documented out-of-pocket attorneys’ fees and any other expenses incurred by Mortgagee in enforcing any of the Credit Documents. All liens, assignments and security interests created, represented or continued by this Deed of Trust, both present and future, shall be first, prior and superior to any lien, assignment, security interest, charge, reservation of title or other interest heretofore, concurrently or subsequently suffered or granted by Mortgagor or Mortgagor’s successors or assigns, except only statutory super priority liens for nondelinquent taxes and those other liens (if any) expressly identified and stated in this Deed of Trust to be senior.

ARTICLE 3
SECURITY AGREEMENT

Section 3.1 Grant of Security Interest. Without limiting any of the provisions of this Deed of Trust, Mortgagor, as Debtor, and referred to in this Article as “Debtor” (whether one or more) hereby grants to Mortgagee, as Secured Party, and referred to in this Article as “Secured Party” (whether one or more), a security interest in all of Debtor’s remedies, powers, privileges, rights, titles and interests (including all of Debtor’s power, if any, to pass greater title than it has itself) of every kind and character now owned or hereafter acquired, created or arising in and to (i) the Mortgaged Property (including both that now and that hereafter exist) to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code of the state or states where the Mortgaged Property is situated (the “UCC”), (ii) all equipment, accounts, general intangibles, fixtures, inventory, chattel paper, notes, documents and other personal property used, intended or acquired for use, on--or in connection with the use or operation of--the Mortgaged Property, or otherwise related to the Mortgaged Property, and all products and proceeds of it, including all Rental and all security deposits under Leases now or at any time hereafter held by or for Debtor’s benefit, all monetary deposits which Debtor has been required to give to any public or private utility with respect to utility services furnished to the Mortgaged Property, all funds, accounts, instruments, accounts receivable, documents, trademarks, trade names and symbols used in connection therewith, and notes or chattel paper arising from or by virtue of any transactions related to the Mortgaged Property, all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Mortgaged Property, and all guaranties and warranties obtained with respect to all improvements, equipment, furniture, furnishings, personal property and components of any thereof located on or installed at the Mortgaged Property and (iii) the following described property:

(a) Contracts. All contracts now or hereafter entered into by and between Debtor and any Original Contractor (as such term is defined in Section 53.001(7) of the Texas Property Code) or between Debtor and any other party, as well as all right, title and interest of Debtor under any subcontracts, providing for the construction (original, restorative or otherwise) of any improvements to or on any of the Mortgaged Property or the furnishing of any materials, supplies, equipment or labor in connection with any such construction.

(b) Plans. All of the plans, specifications and drawings (including plot plans, foundation plans, floor plans, elevations, framing plans, cross-sections of walls, mechanical plans, electrical plans and architectural and engineering plans and architectural and engineering studies and analyses) heretofore or hereafter prepared by any architect, engineer or other design professional, in respect of any of the Mortgaged Property.

(c) Design, etc. Agreements. All agreements now or hereafter entered into with any person or entity in respect of architectural, engineering, design, management, development or consulting services rendered or to be rendered in respect of planning, design, inspection or supervision of the construction, management or development of any of the Mortgaged Property.

together with all substitutions for and proceeds of any of the foregoing received upon the rental, sale, exchange, transfer, collection or other disposition or substitution of it and together with all general intangibles now owned by Debtor or existing or hereafter acquired, created or arising (whether or not related to any of the foregoing Property). All the property described or referred to in this Section is collectively referred to as the “Collateral,” and for the avoidance of doubt, shall not include the Excluded Property as defined in the Security and Pledge Agreement. The Mortgaged Property and the Collateral are collectively referred to as the “Property”. In the event of any express inconsistency between the provisions of this Section and Article 9 regarding any Lease or Rental, the provisions of Article 9, to the extent valid, enforceable and in effect, shall govern and control.

Section 3.2 Debtor’s Covenants Concerning Personalty Subject to the UCC. Debtor covenants and agrees with Secured Party that in addition to and cumulative of any other remedies granted in this Deed of Trust to Secured Party or the Trustee, upon or at any time after the occurrence of an Event of Default (defined in Article 6):

(a) Secured Party is authorized, in any legal manner and without breach of the peace, to take possession of the Collateral (Debtor hereby WAIVING all claims for damages arising from or connected with any such taking) and of all books, records and accounts relating thereto and to exercise without interference from Debtor any and all rights which Debtor has with respect to the management, possession, operation, protection or preservation of the Collateral, including the right to sell or rent the same for the account of Debtor and to deduct from such sale proceeds or such rents all costs, expenses and liabilities of every character incurred by Secured Party in collecting such sale proceeds or such rents and in managing, operating, maintaining, protecting or preserving the Collateral and to apply the remainder of such sales proceeds or such rents on the Debt in such manner as Secured Party may elect. Before any sale, Secured Party may, at its option, complete the processing of any of the Collateral and/or repair or recondition the same to such extent as Secured Party may deem advisable and any sums expended therefor by Secured Party shall be reimbursed by Debtor. Secured Party may take possession of Debtor’s premises to complete such processing, repairing and/or reconditioning, using the facilities and other property of Debtor to do so, to store any Collateral and to conduct any sale as provided for herein, all without compensation to Debtor. All commercially reasonable costs, expenses, and liabilities incurred by Secured Party in collecting such sales proceeds or such rents, or in managing, operating, maintaining, protecting or preserving such properties, or in processing, repairing and/or reconditioning the Collateral if not paid out of such sales proceeds or such rents as hereinabove provided, shall constitute a demand obligation owing by Debtor and shall bear interest from the date of expenditure until paid at the Past Due Rate (as defined in Article 7 below), all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Secured Party may invoke any and all legal remedies to dispossess Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by Secured Party pursuant to this Section, Secured Party shall not be liable for any loss sustained by Debtor resulting from any failure to sell or let the Collateral, or any part thereof, or from other act or omission of Secured Party with respect to the Collateral unless such loss is caused by the willful misconduct and bad faith of Secured Party, nor shall Secured Party be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder.

(b) Secured Party may, without notice except as hereinafter provided, sell the Collateral or any part thereof at public or private sale (with or without appraisal or having the Collateral at the place of sale) for cash, upon credit, or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may be the purchaser of any and all of the Collateral so sold and may apply upon the purchase price therefor any of the Debt and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized at any such sale, if Secured Party deems it advisable or is required by applicable law so to do, to disclaim and to refuse to give any warranty, and to impose such other limitations or conditions in connection with any such sale as Secured Party deems necessary or advisable in order to comply with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, stay or appraisal which Debtor has or may have under any rule of law or statute now existing or hereafter adopted. To the extent notice is required by applicable law, Secured Party shall give Debtor written notice at the address set forth herein (which shall satisfy any requirement of notice or reasonable notice in any applicable statute) of Secured Party’s intention to make any such public or private sale. Such notice (if any is required by applicable law) shall be personally delivered or mailed, postage prepaid, at least ten (10) calendar days before the date fixed for a public sale, or at least ten (10) calendar days before the date after which the private sale or other disposition is to be made, unless the Collateral is of a type customarily sold on a recognized market, is perishable or threatens to decline speedily in value. Such notice (if any is required by applicable law), in case of public sale, shall state the time and place fixed for such sale or, in case of private sale or other disposition other than a public sale, the time after which the private sale or other such disposition is to be made. Any public sale shall be held at such time or times, within the ordinary business hours and at such place or places, as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall incur no liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and in case of any such failure, such Collateral may again be sold upon like notice. Each and every method of disposition described in this Section shall constitute disposition in a commercially reasonable manner. Each Obligor, to the extent applicable, shall remain liable for any deficiency.

(c) Secured Party shall have all the rights of a secured party after default under the Uniform Commercial Code of Texas and in conjunction with, in addition to or in substitution for those rights and remedies:

(i) Secured Party may require Debtor to assemble the Collateral and make it available at a place Secured Party designates which is mutually convenient to allow Secured Party to take possession or dispose of the Collateral; and

(ii) it shall not be necessary that Secured Party take possession of the Collateral or any part thereof before the time that any sale pursuant to the provisions of this Article is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; and

(iii) before application of proceeds of disposition of the Collateral to the Debt, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable and documented out-of-pocket attorneys’ fees and legal expenses incurred by Secured Party, each Obligor, to the extent applicable, to remain liable for any deficiency; and

(iv) the sale by Secured Party of less than the whole of the Collateral shall not exhaust the rights of Secured Party hereunder, and Secured Party is specifically empowered to make successive sale or sales hereunder until the whole of the Collateral shall be sold; and, if the proceeds of such sale of less than the whole of the Collateral shall be less than the aggregate of the indebtedness secured hereby, this Deed of Trust and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made; and

(v) in the event any sale hereunder is not completed or is defective in the opinion of Secured Party, such sale shall not exhaust the rights of Secured Party hereunder and Secured Party shall have the right to cause a subsequent sale or sales to be made hereunder; and

(vi) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of any indebtedness or as to the occurrence of any default, or as to Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the Collateral to be sold having been duly given, as to any other act or thing having been duly done by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(vii) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but in the name and on behalf of Secured Party; and

(viii) demand of performance, advertisement and presence of property at sale are hereby WAIVED and Secured Party is hereby authorized to sell hereunder any evidence of debt it may hold as security for the secured indebtedness. All demands and presentments of any kind or nature are expressly WAIVED by Debtor. Debtor WAIVES the right to require Secured Party to pursue any other remedy for the benefit of Debtor and agrees that Secured Party may proceed against any Obligor for the amount of the Debt owed to Secured Party without taking any action against any other Obligor or any other person or entity and without selling or otherwise proceeding against or applying any of the Collateral in Secured Party’s possession.

Section 3.3 UCC Rights are not Exclusive. Should Secured Party elect to exercise its rights under the UCC as to part of the personal property or fixtures described in this Deed of Trust, such election shall not preclude Secured Party or the Trustee from exercising any or all of the rights and remedies granted by the other Articles of this Deed of Trust as to the remaining personal property or fixtures.

Section 3.4 No other Financing Statements on the Collateral. So long as any amount remains unpaid on the Debt, Debtor will not execute or authorize the filing in any public office any financing statements affecting the Collateral other than financing statements in favor of Secured Party under this Deed of Trust, unless prior written specific consent and approval of Secured Party shall have been first obtained.

Section 3.5 Secured Party May File Financing and Continuation Statements. Secured Party is authorized to file this Deed of Trust, a financing statement or statements and one or more continuation statements in any jurisdiction where Secured Party deems it necessary, and at Secured Party’s request, Debtor will pay the costs of filing or recording them, in all public offices at any time and from time to time whenever filing or recording of this Deed of Trust, any financing statement or any continuation statement is deemed by Secured Party or its counsel to be necessary or desirable.

Section 3.6 Fixtures. Certain of the Collateral is or will become “fixtures” (as that term is defined in the UCC) on the Real Property, and when this Deed of Trust is filed for record in the real estate records of the county where such fixtures are situated, it shall also automatically operate as a financing statement upon such of the Collateral which is or may become fixtures.

Section 3.7 Assignment of Non-UCC Personal Property. To the extent that any of the Collateral is not subject to the UCC of the state or states where it is situated, Debtor hereby assigns to Secured Party all of Debtor’s right, title and interest in the Collateral to secure the Debt to the extent permitted by law. Release of the lien of this Deed of Trust shall automatically terminate this assignment.

Section 3.8 Certain Powers of Secured Party. Debtor hereby authorizes and directs each account debtor and each other person or entity obligated to make payment in respect of any of the Collateral (each a “Collateral Obligor”) to pay over to Secured Party, its officers, agents or assigns, upon demand by Secured Party at any time an Event of Default is continuing, all or any part of the Collateral without making any inquiries as to the status or balance of the secured indebtedness and without any notice to or further consent of Debtor. Debtor hereby agrees to indemnify each Collateral Obligor and hold each Collateral Obligor harmless from all expenses and losses which it may incur or suffer as a result of any payment it makes to Secured Party pursuant to this paragraph. To facilitate the rights of Secured Party hereunder, Debtor hereby authorizes Secured Party, its officers, employees, agents or assigns at any time an Event of Default is continuing:

(a) to notify Collateral Obligors of Secured Party’s security interest in the Collateral and to collect all or any part of the Collateral without further notice to or further consent by Debtor, and Debtor hereby constitutes and appoints Secured Party the true and lawful attorney of Debtor (such agency being coupled with an interest), irrevocably, with power of substitution, in the name of Debtor or in its own name or otherwise, to take any of the actions described in the following clauses (b), (c), (d), (e), (f) and (g);

(b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts which may be or become due or payable under the Collateral and to settle and/or adjust all disputes and/or claims directly with any Collateral Obligor and to compromise, extend the time for payment, arrange for payment in installments, otherwise modify the terms of, or release, any of the Collateral, on such terms and conditions as Secured Party may determine (without thereby incurring responsibility to or discharging or otherwise affecting the liability of Debtor to Secured Party under this Deed of Trust or otherwise);

(c) to direct delivery of, receive, open and dispose of all mail addressed to Debtor and to execute, sign, endorse, transfer and deliver (in the name of Debtor or in its own name or otherwise) any and all receipts or other orders for the payment of money drawn on the Collateral and all notes, acceptances, commercial paper, drafts, checks, money orders and other instruments given in payment or in part payment thereof and all invoices, freight and express bills and bills of lading, storage receipts, warehouse receipts and other instruments and documents in respect of any of the Collateral and any other documents necessary to evidence, perfect and realize upon the security interests and obligations of this Deed of Trust;

(d) in its discretion to file any claim or take any other action or proceeding which Secured Party may deem necessary or appropriate to protect and preserve the rights, titles and interests of Secured Party hereunder;

(e) to file financing statements, and to sign the name of Debtor to drafts against Collateral Obligors, assignments or verifications of any of the Collateral and notices to Collateral Obligors;

(f) to station one or more representatives of Secured Party on Debtor’s premises for the purpose of exercising any rights, benefits or privileges available to Secured Party hereunder or under any of the Credit Documents or at law or in equity, including receiving collections and taking possession of books and records relating to the Collateral; and

(g) to cause title to any or all of the Collateral to be transferred into the name of Secured Party or any nominee or nominees of Secured Party.

The powers conferred on Secured Party pursuant to this Section are conferred solely to protect or enforce Secured Party’s interest in the Collateral and shall not impose any duty or obligation on Secured Party to perform any of the powers herein conferred. No exercise of any of the rights provided for in this Section shall constitute a retention of collateral in full or partial satisfaction of the indebtedness as provided for in the Uniform Commercial Code of Texas.

Section 3.9 Standard of Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Secured Party to take any action not so requested by Debtor shall be deemed a failure to exercise reasonable care in the custody or preservation of any such Collateral.

Section 3.10 Change Terms, Release Collateral. Secured Party may extend the time of payment, arrange for payment in installments, otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to Debtor or discharging or otherwise affecting any liability of Debtor. Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

ARTICLE 4
MORTGAGOR’S COVENANTS

Section 4.1 Covenants for the Benefit of Mortgagee. To better secure the Debt, Mortgagor covenants and agrees with the Trustee and his substitutes and successors in the Trust, for the use and benefit of Mortgagee and with the intent that the Trustee, Mortgagee or both may enforce these covenants, that:

(a) Liens, etc. and Remedies Cumulative. No lien, assignment, security interest, guaranty, right or remedy in favor of Mortgagee granted in, secured by or ancillary to this Deed of Trust shall be considered as exclusive, but each shall be cumulative of all others which Mortgagee or the Trustee may now or hereafter have.

(b) Mortgagor Waives Marshalling of Assets and Sale in Inverse Order of Alienation Rights. Mortgagor hereby irrevocably WAIVES all rights of marshalling of assets or sale in inverse order of alienation in the event of foreclosure of this or any other security.

(c) Mortgagor Will Correct Title Defects. If at any future time any material defect should be found to exist in the title to any of the Property, to the extent such defect materially and adversely impacts the value or intended use of the Property, Mortgagor agrees to promptly use commercially reasonable efforts to commence, and thereafter diligently proceed, to cure such defect in all material respects and to defend title to the extent reasonably necessary to protect the value or intended use of the Property. If any Lien or encumbrance junior, equal or superior in rank or priority to the Lien of this Deed of Trust is discovered by Mortgagor (or arises) at any time in the future that either (i) materially and adversely impacts the Lien of Mortgagee or the value or use of the Property or (ii) is an equal or superior Lien that secures obligations of $1,000,000 or more in the aggregate, then, unless Mortgagee is the only holder of such Lien or encumbrance, or Mortgagee has given specific prior written consent to the same (which consent shall not be unreasonably withheld, conditioned, or delayed), Mortgagor agrees to promptly use its commercially reasonable efforts to cause the discharge and removal of such Lien or encumbrance from the Mortgaged Property; provided that Mortgagor shall not be required to discharge or remove any such Lien or encumbrance while the same is being contested in good faith by appropriate proceedings, so long as such contest does not result in a material risk of foreclosure or sale of the Mortgaged Property, and subject to any applicable notice and cure periods under law.

(d) Insurance Requirements. Within 30 days of the Original Issue Date (or at such later time is extended by Mortgagee in its discretion, any such extension not to be unreasonably withheld, conditioned or delayed), Mortgagor will establish and shall at all times thereafter before the final termination of this Deed of Trust, provide, maintain and keep in force, the following specifically described insurance coverages and, thereafter, such lesser or additional title, casualty, liability and other insurance for the Property that is consistent with coverage levels and policy forms customarily maintained by prudent owners of comparable properties in the same geographic market and is reasonably requested from time to time after the date hereof by Mortgagee, in each case solely to the extent such insurances are available to Mortgagor on commercially reasonable terms:

(i) Casualty Coverage. An all-risk policy of permanent property insurance insuring the Property against risks of direct physical loss or damage subject to customary industry exclusions and such other exclusions as are reasonably acceptable to Mortgagor in its business judgment.

(ii) Liability Insurance. Commercial general liability insurance (in each case, to the extent applicable to the Mortgaged Property and Mortgagor’s operations) against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property in an amount and containing terms reasonably acceptable to Mortgagor in its business judgment.

(e) Insurance Companies, Policies, Endorsements and Premium Payments. Mortgagor agrees that all required insurance will be written on forms acceptable to Mortgagee (such acceptance not to be unreasonably withheld, conditioned or delayed) and by companies that are acceptable to Mortgagee (such acceptance not to be unreasonably withheld, conditioned or delayed), and that such insurance (other than third party liability insurance) shall be written or endorsed so that all losses are payable to Mortgagee (to the extent such endorsement is available from the approved insurer). The original policies evidencing such insurance shall be delivered by Mortgagor to Mortgagee upon request by Mortgagee while any Event of Default is continuing. Each such policy shall expressly prohibit cancellation or modification of insurance without thirty (30) days’ prior written notice to Mortgagee, to the extent commercially available from the insurer; provided, that if such notice cannot be obtained, Mortgagor shall provide notice to Mortgagee promptly upon receipt of written notice of any such cancellation that is not cured within the applicable policy’s grace period, if any. Mortgagor agrees to furnish due proof of payment of the premiums for all such insurance to Mortgagee promptly after any reasonable request by Mortgagee. While any Event of Default is continuing, Mortgagee shall be entitled to require that Mortgagor pay over to Mortgagee directly any proceeds of such insurances otherwise received by Mortgagor.

(f) Mortgagee’s Rights to Collect Insurance Proceeds. Mortgagor hereby assigns to Mortgagee the exclusive right to collect any and all monies that may become payable under any insurance policies covering any part of the Property, or any risk to or about the Property.

(g) Effects of Foreclosure on Insurance Policies and Post-foreclosure Event Claims. Foreclosure of this Deed of Trust shall automatically constitute foreclosure upon all policies of insurance insuring any part of or risk to the Property and all claims thereunder arising from post-foreclosure events. The successful bidder or bidders for the Property at foreclosure, as their respective interests may appear, shall automatically accede to all of Mortgagor’s rights in, under and to such policies and all post-foreclosure event claims, and such bidder(s) shall be named as insured(s) on request, whether or not the trustee’s deed or bill of sale to any such successful bidder mentions insurance.

(h) Application of Insurance Proceeds Collected Before Foreclosure. Unless an Event of Default has occurred and so long as Mortgagor has reasonably determined that the applicable proceeds (together with other funds otherwise available for the purpose of repair and restoration of the applicable damage or destruction) are sufficient to pay all costs of repair and restoration of the applicable damage or destruction, Mortgagor will hold all proceeds of insurance and will apply the same as such repairs or restoration are made, upon such terms and conditions as Mortgagor may elect.

(i) Application of Insurance Proceeds Collected After Foreclosure. Unless Mortgagee or Mortgagee’s representative reserves at the foreclosure sale the right to collect any uncollected insurance proceeds recoverable for events occurring before foreclosure (in which event the successful bidder at the sale, if not Mortgagee, shall have no interest in such proceeds and Mortgagee shall apply them, if and when collected, to the Debt in such order and manner as Mortgagee shall then elect and remit any remaining balance to Mortgagor or to such other person or entity as is legally entitled to them), all proceeds of all such insurance which are not so reserved by Mortgagee at the foreclosure sale and are not actually received by Mortgagee until after foreclosure shall be the property of the successful bidder or bidders at foreclosure, as their interests may appear, and Mortgagor shall have no interest in them and shall receive no credit for them.

(j) Mortgagee Not Obligated to Require, Provide or Evaluate Insurance. Mortgagee shall have no duty to Mortgagor or anyone else to either require or provide any insurance or to determine the adequacy or disclose any inadequacy of any insurance.

(k) Mortgagee May Elect to Insure Only its Own Interests. If Mortgagee elects at any time or for any reason to purchase insurance relating to the Property, it shall have no obligation to cause Mortgagor or anyone else to be named as an insured, to cause Mortgagor’s or anyone else’s interests to be insured or protected or to inform Mortgagor or anyone else that his or its interests are uninsured or underinsured. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) MORTGAGOR IS REQUIRED TO: (I) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT MORTGAGEE SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME MORTGAGEE AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) MORTGAGOR MUST, IF REQUIRED BY MORTGAGEE, DELIVER TO MORTGAGEE A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF MORTGAGOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), MORTGAGEE MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF MORTGAGOR AT MORTGAGOR’S EXPENSE.

(l) Mortgagor Will Correct Defects, Provide Further Assurances and Papers. Upon Mortgagee’s reasonable request, Mortgagor will promptly correct any defect which hereafter may be discovered in the text, execution or acknowledgment of the Note, this Deed of Trust or any Credit Document or in the description of any of the Property, and will deliver such further assurances and execute such additional papers as in the opinion of Mortgagee or its legal counsel shall be necessary, proper or appropriate (1) to better convey and assign to the Trustee and Mortgagee all the Property intended or promised to be conveyed or assigned or (2) to properly evidence or give notice of the Debt or its intended or promised security.

(m) Mortgagor Will Pay Taxes and Impositions and Furnish Receipts. At Mortgagor’s own cost and expense, Mortgagor agrees to pay and discharge all material taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital recovery charges, utility reservation and standby fees and all other similar and dissimilar impositions of every kind and character (“Impositions”) charged, levied, assessed or imposed against any interest in any of the Property, as they become payable and before they become delinquent. Mortgagor agrees to furnish due proof of such payment to Mortgagee promptly after payment and before delinquency.

(n) Mortgagor Will Maintain Property and Won’t Remove Improvements. Mortgagor agrees, subject to commercially reasonable efforts and to the extent within its control, to keep, preserve and maintain all elements of the Property in good order, repair and condition (ordinary wear and tear and damage by casualty or condemnation excepted) and to keep all equipment and stores of supplies needed for ordinary course operation of the Property, in good operating condition, in each case in its reasonable business judgment. Mortgagor will not tear down, damage or attempt to remove, demolish or make any structural alteration to any elements of the Property, or construct any new Improvements, without Mortgagee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that Mortgagee’s consent shall not be required for (i) any such alterations contemplated and discussed prior to the date hereof in connection with the currently intended development and use of the Property, or (ii) non-structural alterations, replacements or improvements that are not expected to have a Material Adverse Effect on the value or use of the Mortgaged Property. Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien, assignments and security interests of this Deed of Trust, such Fixtures and Equipment as from time to time become worn out, obsolete or in need of repair, provided that either (a) to the extent reasonably necessary for the intended use and operation of the Property, such equipment shall be replaced or supplemented with other equipment that, upon installation, shall automatically become subject to the lien, assignments and security interests of this Deed of Trust or (b) any net cash proceeds received from such disposition may, at Mortgagor’s option so long as no Event of Default has occurred and is continuing, be (x) applied to the acquisition of additional or replacement equipment to be located at the Mortgaged Property (which upon installation shall become subject to the lien of this Deed of Trust) or to capital expenditures at the Mortgaged Property, (y) used in the ordinary course business operations of the Mortgagor or (z) paid over to Mortgagee to be applied to the Debt in accordance with the Transaction Documents. Except in connection with the currently intended and previously discussed development of the Property for its intended future use in the ordinary course of business, Mortgagor shall not grant, join in or consent to any lien, security interest, easement, license, use or other charge or interest covering or affecting all or any part of the Property or initiate, join in or consent to the change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Property or any part thereof without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (x) liens arising by operation of law that are being contested in good faith, (y) leases and liens permitted by the Transaction Documents, and (z) easements, licenses or use agreements that are not expected to have a Material Adverse Effect on the value or use of the Mortgaged Property and that inure to the benefit of the Property, in each case shall be permitted without Mortgagee’s consent.

(o) Mortgagor Will Protect Property from Mechanic’s Liens. Mortgagor agrees to promptly pay all bills for labor and materials incurred in connection with the Property and to prevent the fixing of any Lien against any part of the Property, even if it is inferior to this Deed of Trust, for any such bill which may be legally due and payable; provided, however, that the foregoing shall not apply to (i) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens arising in the ordinary course of business, in each case securing obligations that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and (ii) customary contractual Liens arising in the ordinary course of business (including under leases, licenses, subleases, consignments, bailments, progress‑payment and title‑retention arrangements), in each case so long as such Liens do not secure the payment of borrowed money and do not, individually or in the aggregate, materially impair the value of, or the Mortgagee’s Lien on, the Mortgaged Property.

(p) Mortgagee’s Inspection and Discussion Rights. Mortgagor agrees to permit Mortgagee and its agents, representatives and employees at all reasonable times to go upon, examine, inspect and remain on the Mortgaged Property, to assist and cooperate, and require Mortgagor’s employees, agents and contractors to cooperate, with Mortgagee and to furnish to Mortgagee on request all pertinent information concerning the physical and economic condition, development and operation of the Mortgaged Property. Mortgagee may discuss the Mortgaged Property directly with any of Mortgagor’s officers and managers.

(q) Mortgagee May Grant Releases without Impairing Other Collateral or Rights. At all times, Mortgagee shall have the right to release any part of the Property or any other security from this Deed of Trust or any other security instrument or device without releasing any other part of the Property or any other security, without affecting Mortgagee’s lien, assignment or security interest as to any property or rights not released and without affecting or impairing the liability of any maker, guarantor or surety on the Note or other obligation.

(r) If Mortgagor is not a Natural Person. If Mortgagor has represented to Mortgagee that Mortgagor is not a natural person, then it and its directors, partners, venturers, trustee(s) or principals agree to maintain its existence as such and to obtain and maintain all franchises and permits necessary for it continuously to be in good standing in the State of Texas and in the state of its organization (if not Texas) with full power and authority to conduct its regular business and to own and operate the Mortgaged Property until final termination of this Deed of Trust.

(s) Legal Compliance, Governmental Notices. Mortgagor will operate the Property and conduct its business in compliance in all material respects with all requirements of governmental and quasi-governmental authorities having jurisdiction over Mortgagor or the Property.

(t) Additional Information. Mortgagor shall furnish to Mortgagee from time to time such information relating to the Property or Mortgagor’s financial condition and affairs as Mortgagee may from time to time reasonably request or as may be required from time to time by any Credit Document.

Section 4.2 Mortgagor Agrees to Pay or Reimburse Mortgagee’s Expenses. To the extent not prohibited by applicable law, Mortgagor will pay all reasonable and documented costs and expenses and reimburse Mortgagee for any and all expenditures of every character incurred or expended from time to time (in each case to the extent provided in the other Credit Documents), regardless of whether an Event of Default shall have occurred, in connection with:

(a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any loan or credit facility secured by this Deed of Trust, including legal, accounting, auditing, architectural, engineering and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect the Note or this Deed of Trust.

(b) Mortgagee’s evaluating, monitoring, administering and protecting the Property.

(c) Mortgagee’s creating, perfecting and realizing upon Mortgagee’s security interest in and liens on the Property, and all reasonable costs and expenses relating to Mortgagee’s exercising any of its rights and remedies under this Deed of Trust or any Credit Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys’ fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Property, and all fees and expenses for any professional services relating to the Property or any operations conducted in connection with it.

Provided, that no right or option granted by Mortgagor to Mortgagee or otherwise arising pursuant to any provision of this Deed of Trust, the Note or any Credit Document shall be deemed to impose or admit a duty on Mortgagee to supervise, monitor or control any aspect of the character or condition of the Property or any operations conducted in connection with it for the benefit of Mortgagor or any person or entity other than Mortgagee. Mortgagor agrees to indemnify, defend and hold Mortgagee, its shareholders, directors, officers, agents, attorneys, advisors and employees (collectively “Indemnified Parties”) harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, reasonable and documented out-of-pocket attorneys’ fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from any Credit Document or any transaction or event contemplated therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. directly results from the gross negligence or willful misconduct of that Indemnified Party). If any person or entity (including Mortgagor or any of its affiliates) ever alleges gross negligence or willful misconduct by an Indemnified Party, the full amount of indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement at such time–if any–as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. Any amount to be paid under this Section by Mortgagor to Mortgagee shall be a demand obligation owing by Mortgagor to Mortgagee and shall bear interest from the date of expenditure until paid at the Past Due Rate.

ARTICLE 5
MORTGAGOR’S REPRESENTATIONS AND WARRANTIES

Section 5.1 Title. Mortgagor has good and marketable title to the Property, free and clear of any Lien except only for Liens which are either established or expressly permitted by this Deed of Trust or other Credit Documents. Except as otherwise expressly permitted by this Deed of Trust, the Lien of this Deed of Trust will constitute valid and perfected first and prior Liens on the Property, subject to no other Liens whatsoever.

Section 5.2 Mortgagor Has All Necessary Rights. Mortgagor possesses all permits, licenses, patents, trademarks, trade names and copyrights required to conduct its business, except as would not be reasonably expected to have a Material Adverse Effect. All easements, rights-of-way, utilities and other rights necessary to maintenance and operation of the Property have been obtained and are in full force and effect.

Section 5.3 Legal Requirements. Mortgagor and the Property are in compliance in all material respects with all applicable legal requirements and Mortgagor manages and operates (and will continue to manage and operate) the Property and its other businesses in accordance with good industry practices.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.1 Release for Full Payment and Performance. Subject to the automatic reinstatement provisions of Section 10.21 below, this Deed of Trust shall terminate and be of no further force or effect (and shall be released on Mortgagor’s written request and at Mortgagor’s cost and expense) upon full payment of the Debt, complete performance of all of the obligations of the Obligors under the Credit Documents and final termination of Mortgagee’s obligations--if any--to make any further advances under the Note or to provide any other financial accommodations to any Obligor.

Section 6.2 Events of Default. The occurrence of any Event of Default (as defined in the Note) shall constitute an Event of Default under this Deed of Trust:

Section 6.3 Remedies. Upon the occurrence of any Event of Default, and at any time thereafter:

(a) Debt Due. All Debt in its entirety shall, at the option of Mortgagee, become immediately due and payable without presentment, demand, notice of intention to accelerate or notice of acceleration, or other notice of any kind, all of which are hereby expressly WAIVED, and the liens and security interests created or intended to be created hereby shall be subject to foreclosure, repossession and sale in any manner provided for herein or provided for by law, as Mortgagee may elect, and Mortgagee may exercise any and all of its rights under this Deed of Trust, the Note and any of the other Credit Documents.

(b) Legal Proceedings. Trustee and Mortgagee shall have the right and power to proceed by suit or suits in equity or at law, whether for the specific performance of any covenant or agreement of Mortgagor contained herein or in aid of the execution of the powers herein granted, or for foreclosure or the sale of the Property or any part thereof under the judgment or decree of any court of competent jurisdiction, or for the enforcement of any other appropriate legal or equitable remedy.

(c) Trustee’s Sale. It shall be the duty of the Trustee and of his successors and substitutes in the Trust, on Mortgagee’s request (which request is hereby presumed) to enforce the Trust by selling the Mortgaged Property as is provided in this Deed of Trust.

Section 6.4 Time and Place of Sale and Notices. The sale shall be a public sale at auction held between 10 A.M. and 4 P.M. of the first Tuesday of a month (or, if the first Tuesday of a month is January 1 or July 4, the first Wednesday of such month). The sale shall take place at the county courthouse in the county in which the Real Property is located, or if it is located in more than one county, the sale will be made at the courthouse in one of those counties. The sale shall occur at the area at that courthouse which the commissioners’ court of that county has designated as the place where such sales are to take place by designation recorded in the real property records of that county, or if no area is so designated, then the notice of sale shall designate the area at the courthouse where the sale covered by that notice is to take place, and the sale shall occur in that area. Notice of the sale shall include a statement of the earliest time at which the sale will occur and shall be given at least twenty-one (21) days before the date of the sale (1) by posting at the courthouse door of each county in which the Real Property is located a written notice designating the county in which the

Real Property will be sold, (2) by filing in the Office of the County Clerk of each county in which the Real Property is located a copy of the notice posted under subsection (1) above and (3) by the holder of the Debt to which the power of sale is related serving written notice of the sale by certified mail on each debtor who, according to the records of a holder of the Debt, is obligated to pay that Debt. The sale shall begin at the time stated in the notice of sale or not later than three (3) hours after that time. If and to the extent that Texas Property Code Section 51.002 requires it, if any of the Real Property to be sold is used as a debtor’s residence, a holder of the Debt shall serve that debtor with written notice by certified mail stating that debtor is in default under this Deed of Trust, and that debtor shall have at least twenty (20) days to cure the default before the entire Debt is due and notice of sale is given. Service of any notice under this Section by certified mail is complete when the notice is deposited in the United States mail, postage prepaid and addressed to the debtor entitled to it at that debtor’s last known address as shown by the records of a holder of the Debt. The affidavit of a person knowledgeable of the facts to the effect that service was completed is prima facie evidence of service. After such written notice shall have been posted and filed, as aforesaid, and such notice shall have been served upon such debtor or debtors, as aforesaid, the Trustee (or his successor or substitute then acting) shall perform his duty to enforce the Trust by selling the Mortgaged Property, either as an entirety or in parcels as the Trustee acting may elect, all rights to a marshalling of assets or sale in inverse order of alienation being waived, as aforesaid to the highest bidder or bidders for cash, and make due conveyance to the purchaser or purchasers, with general warranty, and the title to such purchaser or purchasers, when so made by the Trustee acting, Mortgagor binds itself, its successors and assigns, to warrant and forever defend against the claims and demands of every person whomsoever lawfully claiming or to claim the same or any part thereof (such warranty to supersede any provision contained in this Deed of Trust limiting the liability of Mortgagor). The provisions of this Deed of Trust with respect to posting and giving notices of sale are intended to comply with the provisions of Section 51.002 of the Texas Property Code as in force and effect on the date hereof, and in the event the requirement for any notice under such Section 51.002 shall be eliminated or the prescribed manner of giving it shall be modified by future amendment to, or adoption of any statute superseding, such Section 51.002, the requirement for such particular notice shall be deemed stricken from or modified in of this Deed of Trust in conformity with such amendment or superseding statute, effective as of its effective date. The manner prescribed in this Deed of Trust for serving or giving any notice, other than that to be posted or caused to be posted by the Trustee acting, shall not be deemed exclusive but such notice or notices may be given in any other manner permitted by applicable law. Said sale shall forever be a bar against Mortgagor, its heirs, legal representatives, successors and assigns, and all other persons claiming under it. It is expressly agreed that the recitals in each conveyance to the purchaser shall be full evidence of the truth of the matters therein stated, and all lawful prerequisites to said sale shall be conclusively presumed to have been performed. Trustee may require minimum bids at any foreclosure sale and may cancel and abandon the sale if no bid is received equal to or greater than any such minimum bid.

Section 6.5 Application of Foreclosure Sale Proceeds. The proceeds of any sale of the Mortgaged Property, and any rents and other amounts collected by Mortgagee from Mortgagee’s holding, leasing, operating or making any other use of the Mortgaged Property, shall be applied by Mortgagee (or by the receiver, if one is appointed) to the extent that funds are available therefrom in the following order of priority:

(a) To Expenses and Senior Obligation Payments. first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, maintaining, using, leasing, repairing, equipping, manning, improving, marketing and selling it, including (i) trustees’ and receivers’ fees, (ii) court costs, (iii) reasonable attorneys’ and accountants’ fees, (iv) costs of advertisement and brokers’ commissions and (v) payment of any and all Impositions, liens, security interests or other rights, titles or interests superior to the lien and security interest of this Deed of Trust, whether or not then due and including any prepayment penalties or fees and any accrued or required interest (except, in the case of foreclosure proceeds, those senior liens and security interests, if any, subject to which the Mortgaged Property was sold at such trustee’s sale, and without in any way implying Mortgagee’s consent to the creation or existence of any such prior liens);

(b) To Accrued Interest on the Debt. third, to the payment of all accrued but unpaid interest due on the Debt;

(c) To Debt Principal. fourth, to the payment of the principal balance on the Debt;

(d) To Junior Lienholders. fifth, to the extent funds are available therefor out of the sale proceeds or any rents and, to the extent known by Mortgagee, to the payment of any debt or obligation secured by a subordinate deed of trust on or security interest in the Mortgaged Property; and

(e) To Mortgagor. sixth, to Mortgagor, its successors and assigns, or to whomsoever may be lawfully entitled to receive such proceeds.

Section 6.6 Mortgagee May Require Abandonment and Recommencement of Sale. If the Trustee or his substitute or successor should commence the sale, Mortgagee may at any time before the sale is completed direct the Trustee to abandon the sale, and may at any time or times thereafter direct the Trustee to again commence foreclosure; or, irrespective of whether foreclosure is commenced by the Trustee, Mortgagee may at any time after an Event of Default institute suit for collection of the Debt or foreclosure of this Deed of Trust. If Mortgagee should institute suit for collection of the Debt or foreclosure of this Deed of Trust, Mortgagee may at any time before the entry of final judgment dismiss it and require the Trustee to sell the Mortgaged Property in accordance with the provisions of this Deed of Trust.

Section 6.7 Multiple Sales; Deed of Trust Continues in Effect. No single sale or series of sales by the Trustee or by any substitute or successor and no judicial foreclosure shall extinguish the lien or exhaust the power of sale under this Deed of Trust except with respect to the items of property sold, nor shall it extinguish, terminate or impair Mortgagor’s contractual obligations under this Deed of Trust, but such lien and power shall exist for so long as, and may be exercised in any manner by law or in this Deed of Trust provided as often as the circumstances require to give Mortgagee full relief under this Deed of Trust, and such contractual obligations shall continue in full force and effect until final termination of this Deed of Trust.

Section 6.8 Mortgagee May Bid and Purchase. Mortgagee shall have the right to become the purchaser at any sale made under this Deed of Trust, being the highest bidder, and credit given upon all or any part of the Debt shall be the exact equivalent of cash paid for the purposes of this Deed of Trust.

Section 6.9 Successor or Substitute Trustee. In case of absence, death, inability, refusal or failure of the Trustee in this Deed of Trust named to act, or in case he should resign (and he is hereby authorized to resign without notice to or consent of Mortgagor), or if Mortgagee shall desire, with or without cause, to replace the Trustee in this Deed of Trust named, or to replace any successor or substitute previously named, Mortgagee or any agent or attorney-in-fact for Mortgagee may name, constitute and appoint a successor and substitute trustee (or another one) without other formality than an appointment and designation in writing, which need not be acknowledged, filed or recorded to be effective, except only in those circumstances--if any--where acknowledgment, filing and/or recording is required by applicable law and such law also precludes Mortgagor from effectively waiving such requirement. Upon such appointment, this conveyance shall automatically vest in such substitute trustee, as Trustee, the estate in and title to all of the Mortgaged Property, and such substitute Trustee so appointed and designated shall thereupon hold, possess and exercise all the title, rights, powers and duties in this Deed of Trust conferred on the Trustee named and any previous successor or substitute Trustee, and his conveyance to the purchaser at any such sale shall be equally valid and effective as if made by the Trustee named in this Deed of Trust. Such right to appoint a substitute Trustee shall exist and may be exercised as often and whenever from any of said causes, or without cause, as aforesaid, Mortgagee or Mortgagee’s agent or attorney-in-fact elects to exercise it.

Section 6.10 Right to Receiver. Upon the occurrence of an Event of Default or at any time after commencement of a Trustee’s foreclosure sale or any legal proceedings under this Deed of Trust, Mortgagee may, at Mortgagee’s election and by or through the Trustee or otherwise, make application to a court of competent jurisdiction for appointment of a receiver of the Property, as a matter of strict right, without notice to Mortgagor and without regard to the adequacy of the value of the Property for the repayment of the Debt, and Mortgagor hereby irrevocably consents to such an appointment. Any receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to possess, rent, maintain, repair and operate the Property upon such terms and conditions as may be approved by the court, and shall apply the rents realized in the same manner and order as foreclosure proceeds in accordance with Section 6.5.

Section 6.11 Tenants at Will. Mortgagor agrees for itself and its heirs, legal representatives, successors and assigns, that if any of them shall hold possession of the Property or any part thereof subsequent to foreclosure hereunder, Mortgagor, or the parties so holding possession, shall become and be considered as tenants at will of the purchaser or purchasers at such foreclosure sale; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for rental on said premises, and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, all damages which may be sustained by any such tenant as a result thereof being hereby expressly waived.

ARTICLE 7
MORTGAGEE’S RIGHT TO PERFORM MORTGAGOR’S OBLIGATIONS

Section 7.1 Mortgagee May Elect to Perform Defaulted Obligations. If Mortgagor should fail to comply with any of its agreements, covenants or obligations under this Deed of Trust, the Note, or any other Credit Document, then Mortgagee (in Mortgagor’s name or in Mortgagee’s own name) may perform them or cause them to be performed for Mortgagor’s account and at Mortgagor’s expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Mortgagee shall be Mortgagor’s obligations to Mortgagee due and payable on demand, or if no demand is sooner made, then they shall be due on or before four (4) years after the respective dates on which they were incurred, and each shall bear interest from the date Mortgagee pays it until the date Mortgagor repays it to Mortgagee, at the maximum nonusurious rate of interest from time to time permitted by whichever of applicable Texas or federal law from time to time permits the higher nonusurious interest rate (the “Ceiling Rate”), or, only if applicable law imposes no maximum nonusurious rate, then at the same rate as is provided for in the Note for interest on past due principal (the “Past Due Rate”). At all times, if any, as the Texas Finance Code shall establish the Ceiling Rate for any purpose under this Deed of Trust, the Ceiling Rate shall be the “weekly ceiling” as defined in the Texas Finance Code from time to time in effect. Upon making any such payment or incurring any such expense, Mortgagee shall be fully and automatically subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts owing by Mortgagor to Mortgagee pursuant to this or any other provision of this Deed of Trust shall automatically and without notice be and become a part of the Debt and shall be secured by this and all other instruments securing the Debt. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Mortgagee or any of Mortgagee’s officers or agents or by the affidavit of any original, substitute or successor Trustee acting under this Deed of Trust. Without notice to Mortgagor or any other person or entity, the Ceiling Rate and the Past Due Rate shall automatically fluctuate upward and downward as and in any amount by which the maximum nonusurious rate of interest permitted by such applicable law and the rate of interest as provided for in the Note for interest on past due principal fluctuate, respectively.

Section 7.2 Exercise of Rights is not Waiver or Cure of Default. The exercise of the privileges granted to Mortgagee in this Article shall in no event be considered or constitute a cure of the default or a waiver of Mortgagee’s right at any time after an Event of Default to declare the Debt to be at once due and payable, but is cumulative of such right and of all other rights given by this Deed of Trust, the Note and the Credit Documents and of all rights given Mortgagee by law.

ARTICLE 8
[Reserved]

ARTICLE 9
COLLATERAL ASSIGNMENT OF RENTS

Section 9.1 Collateral Assignment of Rents, Revenues, Income and Profits. Mortgagor hereby collaterally assigns to Mortgagee all rents, revenues, income and profits and all other “Rents” (as such term is defined in the Texas Assignment of Rents Act, Chapter 64 of the Texas Property Code) (“Rental”) payable under each Lease (hereinafter defined) now or at any time hereinafter existing, such collateral assignment being upon the terms set forth in Section 9.2 below. The term “Lease” or “Leases” means any oral or written agreement between Mortgagor and another person or entity to use or occupy all or any portion of the Property, together with any guaranties or security for the obligations of any tenant, lessee, sublessee or other person or entity having the right to occupy, use or manage any part of the Property under a Lease. Each time Mortgagor enters into a Lease, such Lease shall automatically become subject to this Article without further action.

Section 9.2 Right to Direct Payment of Rental After an Event of Default. The collateral assignment of Rental to Mortgagee shall be upon the following terms: (a) upon receipt from Mortgagee of notice that an Event of Default exists, each tenant is hereby authorized and directed to pay directly to Mortgagee all Rental thereafter accruing or payable and receipt of Rental by Mortgagee shall be a release of such tenant to the extent of all amounts so paid; (b) Rental so received by Mortgagee shall be applied by Mortgagee, first to the expenses, if any, of collection and then in accordance with Section 6.5 hereof; (c) without impairing its rights hereunder, Mortgagee may, at its option, at any time and from time to time, release to Mortgagor Rental so received by Mortgagee, or any part thereof; (d) Mortgagee shall not be liable for its failure to collect or its failure to exercise diligence in the collection of Rental, but shall be accountable only for Rental that it shall actually receive; and (e) the collateral assignment contained in this Article shall terminate upon the release of this Deed of Trust, but no tenant shall be required to take notice of termination until a copy of such release shall have been delivered to such tenant.

Section 9.3 Remedies. Should an Event of Default occur, Mortgagor agrees to deliver to Mortgagee possession and control of all Rental held by Mortgagor in trust for the benefit of Mortgagee. Mortgagor specifically agrees that Mortgagee may upon the occurrence of any Event of Default or at any time thereafter, personally or through an agent selected by Mortgagee, take--or have the Trustee take--possession and control of all or any part of the Property and may receive and collect all Rental theretofore accrued and all thereafter accruing therefrom until the final termination of this Deed of Trust or until the foreclosure of the lien of this Deed of Trust, applying so much thereof as may be collected before sale of the Property by the Trustee or judicial foreclosure of this Deed of Trust first to the expenses of Mortgagee incurred in obtaining the Rental and then applying the Rental so received in accordance with the provisions of Section 6.5 hereof. Any such action by Mortgagee shall not operate as a waiver of the Event of Default in question, or as an affirmance of any Lease or of the rights of any tenant in the event title to that part of the Property covered by the Lease or held by the tenant should be acquired by Mortgagee or other purchaser at foreclosure sale. Mortgagee, Mortgagee’s agent or the Trustee may use against Mortgagor or any other person such lawful or peaceable means as the person acting may see fit to enforce the collection of any such Rental or to secure possession of the Property, or any part of it and may settle or compromise on any terms as Mortgagee, Mortgagee’s agent or the Trustee sees fit, the liability of any person or persons for any such Rental. In particular, Mortgagee, Mortgagee’s agent or the Trustee may institute and prosecute to final conclusion actions of forcible entry and detainer, or actions of trespass to try title, or actions for damages, or any other appropriate actions, in the name of Mortgagee, Mortgagor, or the Trustee, and may settle, compromise or abandon any such actions as Mortgagee, Mortgagee’s agent or the Trustee may see fit; and Mortgagor binds itself and its successors and assigns to take whatever lawful or peaceable steps Mortgagee, Mortgagee’s agent or the Trustee may ask of it or any such person or concern so claiming to take for such purposes, including the institution and prosecution of actions of the character above stated. However, neither Mortgagee, Mortgagee’s agent nor the Trustee shall be obligated to collect any such Rental or be liable or chargeable for failure to do so. Upon any sale of the Property or any part thereof in foreclosure of the lien or security interest created by this Deed of Trust, such Rental so sold which thereafter accrues shall be deemed included in such sale and shall pass to the purchaser free and clear of the assignment made in this Article.

Section 9.4 Mortgagee in Possession; No Liability of Mortgagee. Mortgagee’s acceptance of this collateral assignment shall not, before entry upon and taking possession of the Property by Mortgagee, be deemed to constitute Mortgagee a “mortgagee in possession,” nor obligate Mortgagee to appear in or defend any proceeding relating to any of the Leases or to the Property, take any action hereunder, expend any money, incur any expenses or perform any obligation or liability under the Leases, or assume any obligation under the Leases including the obligation to return any deposit delivered to Mortgagor by any tenant. Mortgagee shall not be liable for any injury or damage to person or property in or about the Property. Neither the collection of Rental due under the Leases herein described nor possession of the Property by Mortgagee shall render Mortgagee liable with respect to any obligations of Mortgagor under any of the Leases.

Section 9.5 Reassignment. By Mortgagee’s acceptance of this Deed of Trust, it is understood and agreed that a full and complete release of this Deed of Trust shall operate as a full and complete reassignment to Mortgagor of the Mortgagee’s rights and interests under this Article (subject to the automatic reinstatement provisions of Section 10.21 below).

Section 9.6 Texas Assignment of Rents Act. Without in any way limiting or restricting any of Mortgagee’s other rights, benefits or privileges hereunder, Mortgagor and Mortgagee hereby expressly agree that Mortgagee shall be entitled to all rights, benefits or privileges provided for in the Texas Assignment of Rents Act, Chapter 64 of the Texas Property Code.

ARTICLE 10
GENERAL AND MISCELLANEOUS PROVISIONS

Section 10.1 Debt May be Changed without Affecting this Deed of Trust. Any of the Debt may be extended, rearranged, renewed, increased or otherwise changed in any way, and any part of the security described in this Deed of Trust or any other security for any part of the Debt may be waived or released without in anyway altering or diminishing the force, effect or lien of this Deed of Trust, and the lien, assignment and security interest granted by this Deed of Trust shall continue as a prior lien, assignment and security interest on all of the Property not expressly so released, until the final termination of this Deed of Trust.

Section 10.2 Security is Cumulative. No other security now existing or hereafter taken to secure any part of the Debt or the performance of any obligation or liability whatever shall in any manner affect or impair the security given by this Deed of Trust. All security for any part of the Debt and the performance of any obligation or liability shall be taken, considered and held as cumulative.

Section 10.3 Usury Not Intended; Savings Provisions. Notwithstanding any provision to the contrary contained in any Credit Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Deed of Trust which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. In this connection, Mortgagor and Mortgagee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Deed of Trust shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Mortgagor shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Mortgagee shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Mortgagee for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness so that the interest rate thereon does not exceed the Ceiling Rate. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Mortgagor and Mortgagee.

Section 10.4 Mortgagor Waives All Stay, Extension, Appraisement and Redemption Rights. Mortgagor will not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantage of any stay or extension law now or at any time hereafter in force in any locality where the Property or any part thereof may or shall be situated, nor will Mortgagor claim, take or insist on any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Property or any part thereof before any sale or sales thereof to be made pursuant to any provision of this Deed of Trust, or to decree of any court of competent jurisdiction, nor after any such sale or sales made pursuant to any provision of this Deed of Trust, or to decree of any court of competent jurisdiction, nor after any such sale or sales will Mortgagor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the property so sold or any part of it, and Mortgagor hereby WAIVES all benefit and advantage of any such law or laws and WAIVES the appraisement of the Property or any part of it and covenants that Mortgagor will not hinder, delay or impede the execution of any power in this Deed of Trust granted and delegated to the Trustee or Mortgagee, but that Mortgagor will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

Section 10.5 Notices. Except where certified or registered mail notice is required by applicable law, service of any notice to Mortgagor required or permitted under this Deed of Trust shall be completed upon deposit of the notice, enclosed in a first class postage prepaid wrapper, properly addressed to Mortgagor at Mortgagor’s address designated in the Introduction to this Deed of Trust (or if no address is so designated, or such address has changed, to Mortgagor’s most recent address as shown by the records of Mortgagee) in a post office or official depository under the care and custody of the United States Postal Service, and the affidavit of any person having knowledge of the facts concerning such mailing shall be conclusive evidence of the fact of such service. Such method of giving notice shall not be exclusive, but instead any notice may be given to Mortgagor in any manner permitted or recognized by law.

Section 10.6 Due on Sale. Mortgagor agrees that if, without Mortgagee’s prior written consent (not to be unreasonably withheld, conditioned or delayed), (a) any material portion of the Property should be directly transferred, conveyed or mortgaged, voluntarily or involuntarily, absolutely or as security, or (b) Mortgagor should enter into any contractual arrangement to transfer, convey or mortgage any material portion of the Property (other than a transaction for which the proceeds thereof will be applied to Payment in Full of the Debt), Mortgagee, acting reasonably and in good faith, shall have the right and option (except only in those circumstances, if any, where the exercise of such right is expressly prohibited by applicable law and such law also precludes Mortgagor from effectively waiving such prohibition) to declare the Note or the entire amount of the Debt to be due and payable; provided, however, that no such consent shall be required and no default shall be deemed to occur with respect to the creation, grant, modification or recordation of easements, rights-of-way, licenses, restrictive covenants, development agreements, encroachment agreements, or similar interests or encumbrances granted, entered into or recorded in the ordinary course of owning, operating or developing the Mortgaged Property, so long as the same (1) are not expected to have a Materially Adverse Effect on the value of the Mortgaged Property or Mortgagee’s security and (2) are by their terms subordinate to the lien of this Deed of Trust. Mortgagee shall not exercise such right and option unless (A) Mortgagor has failed to cure any such transfer, conveyance or mortgage that is not permitted hereunder within thirty (30) days after written notice thereof (or, if such matter is not reasonably susceptible of cure within such period, Mortgagor has failed to commence and diligently pursue such cure), and (B) such transfer, conveyance or mortgage would reasonably be expected to result in a Material Adverse Effect on the value of the Property or Mortgagee’s security. To exercise such right and option, Mortgagee shall give written notice to Mortgagor and to the person or entity to whom such property was transferred, conveyed or mortgaged that the Note or Debt has been declared due and payable and that Mortgagee demands that its maker pay it; provided, that no such notice or acceleration shall be given or made with respect to any action described in the foregoing proviso that is permitted without Mortgagee’s consent.

Section 10.7 Mortgagee and Mortgagor. The term “Mortgagee” as used in this Deed of Trust shall mean and include the holder or holders of the Debt from time to time, and upon acquisition of the Debt by any holder or holders other than the named Mortgagee, effective as of the time of such acquisition, the term “Mortgagee” shall mean all of the then permitted holders of the Debt, to the exclusion of all prior holders not then retaining or reserving an interest in the Debt from time to time, whether such holder acquires the Debt through succession to or assignment from a prior Mortgagee. The term “Mortgagor, its successors and assigns” shall also include the heirs and legal representatives of each Mortgagor who is a natural person and the receivers, conservators, custodians and trustees of each Mortgagor, provided that no Mortgagor may assign or delegate any of its or his rights, interests or obligations under this Deed of Trust, the Note or any Credit Document without Mortgagee’s express prior written consent, and any attempted assignment or delegation without it shall be void or voidable at Mortgagee’s election.

Section 10.8 Article, Section and Exhibit References, Numbers and Headings. References in this Deed of Trust to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits in and to this Deed of Trust unless otherwise specified. The Article and Section numbers, Exhibit designations and headings used in this Deed of Trust are included for convenience of reference only and shall not be considered in interpreting, applying or enforcing this Deed of Trust.

Section 10.9 Exhibits Incorporated. All exhibits, annexes, appendices and schedules referred to any place in the text of this Deed of Trust are hereby incorporated into it at that place in the text, to the same effect as if set out there verbatim.

Section 10.10 “Including” is not Limiting. Wherever the term “including” or a similar term is used in this Deed of Trust, it shall be read as if it were written, “including by way of example only and without in any way limiting the generality of the clause or concept referred to.”

Section 10.11 Gender. The masculine and neuter pronouns used in this Deed of Trust each includes the masculine, feminine and neuter genders.

Section 10.12 Severability. If any provision of this Deed of Trust is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and this Deed of Trust shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Deed of Trust is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Mortgagee for having bargained for and obtained it.

Section 10.13 Any Unsecured Debt is Deemed Paid First. If any part of the Debt cannot lawfully be secured by this Deed of Trust, or if the lien, assignments and security interest of this Deed of Trust cannot be lawfully enforced to pay any part of the Debt, then and in either such event, at the option of Mortgagee, all payments on the Debt shall be deemed to have been first applied against that part of the Debt.

Section 10.14 Homestead Disclaimer. Mortgagor warrants and represents that at the time of execution and delivery of this Deed of Trust, no part of the Mortgaged Property forms any part of any property owned, used or claimed by Mortgagor or Mortgagor’s spouse or children either as a residence or a business homestead, or as otherwise exempt from forced sale under the laws of the State of Texas or the United States.

Section 10.15 Household Goods Not Covered. If Mortgagee is a state or national bank and if any natural person executing this Deed of Trust is a “consumer” as defined in Regulation AA of the Board of Governors of the Federal Reserve System, no lien or security interest created or evidenced by this Deed of Trust shall extend to, cover or affect “household goods” as also defined therein and no waiver of the rights of Mortgagor contained in this or any other instrument shall extend to, or be effective as to, any right the waiver of which is prohibited by Regulation AA. If Mortgagee is not a state or national bank and if any natural person executing this Deed of Trust is a “consumer” as defined in 16 C.F.R. § 444.1(d), as amended, no lien or security interest created or evidenced by this Deed of Trust shall extend to, cover or affect “household goods” as defined in 16 C.F.R. § 444.1(a), as amended and no waiver of the rights of Mortgagor contained in this or any other instrument shall extend to, or be effective as to, any right the waiver of which is prohibited by 16 C.F.R § 444.

Section 10.16 Payments Returned. Mortgagor agrees that, if at any time all or any part of any payment previously applied by Mortgagee to the Debt is or must be returned by Mortgagee--or recovered from Mortgagee–for any reason (including the order of any bankruptcy court), this Deed of Trust shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Mortgagor hereby agrees to indemnify Mortgagee against, and to save and hold Mortgagee harmless from any required return by Mortgagee–or recovery from Mortgagee–of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

Section 10.17 Amendments in Writing. This Deed of Trust shall not be changed orally but shall be changed only by agreement in writing signed by Mortgagor and Mortgagee. Any waiver or consent with respect to this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Deed of Trust.

Section 10.18 Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS.

Section 10.19 Entire Agreement. This Deed of Trust and the Credit Documents embody the entire agreement and understanding between Mortgagor and Mortgagee with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Mortgagor acknowledges and agrees that there is no oral agreement between Mortgagor and Mortgagee which has not been incorporated in this Deed of Trust.

EXECUTED effective as of January 16, 2026.

MORTGAGOR:

TEXAS CRITICAL DATA CENTERS LLC,
a Delaware limited liability company

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Manager

THE STATE OF _____________________	§
§
COUNTY OF _______________________	§

This instrument was acknowledged before me on this ___ day of ______________, 2026, by __________, _________ of Texas Critical Data Centers LLC, a Delaware limited liability company, on behalf of said limited liability company.

[SEAL]
Notary Public in and for the State of _____________________

Attached:

Exhibit A-1 – Description of Real Property

Exhibit A-2 – Description of Additional Real Property

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THIS DEED OF TRUST AND THE OTHER CREDIT DOCUMENTS TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MORTGAGEE:		MORTGAGOR:

SHARONAI Inc., a Delaware corporation		TEXAS CRITICAL DATA CENTERS LLC, a Delaware limited liability company

By:	/s/ James Manning	By:	/s/ E. Will Gray II
Name:	James Manning	Name:	E. Will Gray II
Title:	Chair	Title:	Manager

THE STATE OF _____________________	§
§
COUNTY OF _______________________	§

This instrument was acknowledged before me on this ___ day of ______________, 2026, by __________, _________ of SharonAI Inc., a Delaware corporation, on behalf of said limited liability corporation.

[SEAL]
Notary Public in and for the State of _____________________

THE STATE OF _____________________	§
§
COUNTY OF _______________________	§

This instrument was acknowledged before me on this ___ day of ______________, 2026, by __________, _________ of Texas Critical Data Centers LLC, a Delaware limited liability company, on behalf of said limited liability company.

[SEAL]
Notary Public in and for the State of _____________________

EXHIBIT A-1

DESCRIPTION OF REAL PROPERTY

METES & BOUNDS DESCRIPTION
OF A 235.00-ACRE TRACT
LOCATED IN A 221.51-ACRE TRACT IN
DOCUMENT NO. 2008-00010071 &
A 13.49-ACRE TRACT IN
DOCUMENT NO. 2010-00001417
OF THE OFFICIAL PUBLIC RECORDS OF ECTOR COUNTY, TEXAS

BEING A 235.00-ACRE TRACT OF WHICH 221.51-ACRES ARE IN THAT CERTAIN 519.59-ACRE TRACT AS DESCRIBED IN DOCUMENT NO. 2008-00010071, AND 13.19-ACRES ARE IN THAT CERTAIN 33.06-ACRE TRACT AS DESCRIBED IN DOCUMENT NO. 2010-00001417 THE OFFICIAL PUBLIC RECORDS OF ECTOR COUNTY, TEXAS LOCATED IN A PORTION OF THE GEE McMEANS SURVEY NUMBER 1 AS RECORDED IN VOLUME 2, PAGE 174, PATENT RECORDS OF ECTOR COUNTY, TEXAS, A PORTION OF THE MAT ATWOOD PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 38, PATENT RECORDS OF ECTOR COUNTY, TEXAS, THE J.B. ATWOOD PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2 PAGE 108 OF THE PATENT RECORDS OF ECTOR COUNTY, TEXAS AND THE SIDNEY PITT PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 35 OF THE ECTOR COUNTY PATENT RECORDS, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

BEGINNING at (Y= 10,635,916.72’ & X= 1,681,192.44’) a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the northwest corner of this tract on the west line of said Gee McMeans Survey and the east line of Section 37, Block 42, T-2-S, T&P RR Co. Survey, Ector County Texas, whence a 3” Brass Disk found in concrete (Control Monument) marked “TESCO” at the north west corner of said Gee McMeans Survey and the northeast corner of said Section 37 and the northwest corner of said 519.59-Acre Tract bears North 14°10’11” West, a distance of 1,670.39 feet;

THENCE North 75°48’51” East through said 519.59-Acre Tract and said 33.06-Acre Tract, pass the common east line of said 519.59-Acre Tract and the west line of said 33.06-Acre Tract at 5,268.69 feet, in all a total distance of 5,557.77 feet to a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the north east corner of this tract on the east line of said 33.06-acre tract and the west curved right-of-way line of LOOP 338 EAST, a 200-foot right-of-way as described in Volume 1159, Page 1086 of the Deed Records of Ector County, Texas and having a radial bearing of South 73°16’00” West;

THENCE along said curve to the right in a southeasterly direction, having a radius length of 11,359.15 feet, a delta angle of 02°35’43”, an arc length of 514.52 feet, a chord length of 514.47 feet bearing South 15°26’09” East to a ½” Iron Rod with cap marked ‘‘LCA ODESSA TX” (Control Monument) found at the Point of Tangency;

THENCE South 14°08’17” East with the east line of said 33.06-Acre Tract and the west right-of-way line of said LOOP 338 EAST, a distance of 1,447.22 feet to a½” Iron Rod with cap marked “LCA ODESSA TX” set at the southeast corner of this tract;

THENCE South 75°08’19” West through said 519.59-Acre Tract and said 33.06-Acre Tract, pass the common east line of said 519.59-Acre Tract and the west line of said 33.06-Acre Tract at 299.78 feet, in all a total distance of 4,718.68 feet to a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the southernmost southwest corner of this tract and the southeast corner of a surveyed 20.00-Acre Tract, whence a Railroad Spike (Control Monument) found in asphalt at the southeast corner of said Section 37 bears South 14°10’11” East, a distance of 2,619.65 feet;

THENCE North 14°10’11” West with the east line of said 20.00-Acre Tract, a distance of 1,019.64 feet to a½” Iron Rod with cap marked “LCA ODESSA TX” set for an ell corner of this tract and the northeast corner of said 20.00-Acre Tract;

THENCE South 75°48’51” West with the north line od said 20.00-Acre Tract, a distance of 850.00 feet to a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the westernmost southwest corner of this tract and the northwest corner of said 20-Acre Tract on the west line of said Sidney Pitt Survey and the east line of said Section 37; and

THENCE North 14°10’11” West with the west line of said 519.59-Acre Tract, the west line of said Sidney Pitt Survey and the west line of said Section 37, a distance of 997.55 feet to the Point of the Beginning containing 235.00-surface acres.

EXHIBIT A-1

to

Deed of Trust

EXHIBIT A-2

DESCRIPTION OF ADDITIONAL REAL PROPERTY

EXHIBIT A-2

to

Deed of Trust